Exhibit 5.1

LAURA ANTHONY, ESQ.	WWW.ALCLAW.COM
CRAIG D. LINDER, ESQ.*	WWW.SECURITIESLAWBLOG.COM
JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:
JOSEPHINE CARINO, ESQ.***	DIRECT E-MAIL: LANTHONY@ALCLAW.COM
CHAD FRIEND, ESQ., LLM
MICHAEL R. GEROE, ESQ., CIPP/US****
JESSICA HAGGARD, ESQ. *****
PETER P. LINDLEY, ESQ., CPA, MBA
JOHN LOWY, ESQ.******
STUART REED, ESQ.
LAZARUS ROTHSTEIN, ESQ.
SVETLANA ROVENSKAYA, ESQ.*******
HARRIS TULCHIN, ESQ. ********

*licensed in CA, FL and NY

**licensed in FL and NY

*** licensed in CA

****licensed in CA, DC, MO and NY

***** licensed in MO

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

July 8, 2026

Evolution Metals & Technologies Corp.

4040 NE 2nd Ave, Ste 348

Miami, Florida 33137

Re:	Evolution Metals & Technologies Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as securities counsel to Evolution Metals & Technologies Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed on July 8, 2026 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the resale of up to 5,400,000 shares of the Company’s common stock, par value $0.0001 per share (the “Conversion Shares”), issuable, from time to time, upon conversion of the convertible debentures (the “Convertible Debentures”) issued by the Company pursuant to a Securities Purchase Agreement, dated as of May 7, 2026, between YA II PN, Ltd. (the “Selling Securityholder”) and the Company (the “Securities Purchase Agreement”).

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and in reliance thereon, and the laws of the State of Delaware, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Conversion Shares have been duly authorized and when issued upon conversion of the Convertible Debentures in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware; and (b) the federal laws of the United States. The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm